Exhibit 23.1
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TANNER LC
215 South State Street, Suite 800
Salt Lake City, Utah  84111
Telephone (801) 532-7444
Fax (801) 532-4911
www.tannerco.com




              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


As  independent  registered  public  accountants,   we  hereby  consent  to  the
incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-53524, as amended, and 333-69057) and in the related Prospectuses, of our report dated September 27, 2006 related to the financial statements of Dynatronics Corporation included in its Form 10-KSB for the fiscal years ended June 30, 2006 and 2005.







/s/ TANNER LC






Salt Lake City, Utah
September 28, 2006